Delaware    PAGE     1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "INTEGRATED DEVICE TECHNOLOGY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF JUNE, A.D. 1987, AT 1:30 O'CLOCK P.M.
RESTATED CERTIFICATE, CHANGING ITS NAME FROM "INTEGRATED DEVICE TECHNOLOGY-DELAWARE, INC." TO "INTEGRATED DEVICE TECHNOLOGY, INC.", FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.
CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1987, AT 10:01 0'CLOCK A.M.
CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1988, AT 12:45 O'CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1988, AT 12:10 O'CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 1995, AT 2 O'CLOCK P.M.
CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIRST DAY OF

2128846 8100H

120205290
You may verify this certificate online at corp.deleware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9381610
DATE:: 02-22-12

Delaware    PAGE     2

The First State

DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.
CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2000, AT 4:30 O'CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF NOVEMBER, A.D. 2007, AT 10:08 O'CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "INTEGRATED DEVICE TECHNOLOGY, INC.".

2128846 8100H

120205290

You may verify this certificate online at corp.deleware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9381610
DATE:: 02-22-12

CERTIFICATE OF INCORPORATION
OF
INTEGRATED DEVICE TECHNOLOGY-DELAWARE, INC.
______________________________________

ARTICLE l

The name of the corporation is Integrated Device Technology-Delaware, Inc. (the "Corporation").

ARTICLE 2

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4

Section 4.1. This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation shall have authority to issue is One Thousand (l,000), of which Five Hundred (500) shall be Common Stock with a par value of $.01 per share and Five Hundred (500; shall be Preferred stock with a par value of $.01 per share.

Section 4.2. The shares of Preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4,to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which data or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rata in such even as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) Any other relative or participating rights, preferences and limitations of that series.

ARTICLE 5

The name and mailing address of the incorporator are as follows:

Lionel M. Allan
Hopkins & Carley
150 Almaden Boulevard, 15th Floor
San Jose, California 95113-2089

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ARTICLE 6

The Corporation is to have perpetual existence.

ARTICLE 7

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

ARTICLE 8

Section 8.1. The affirmative vote of the holders of not less than 75% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66-2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90%t of the outstanding shares of Voting Stock; and further provided that the 75%t voting requirement shall not be applicable if:

(1) The Board of Directors of the Corporation by a vote of not less than 75% of the directors then holding office (a)have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination before the Related Person involved in the Business Combination became a Related Person; or

(2) The Business Combination is solely between the Corporation and another corporation, l00%t of the Voting Stock of which is owned directly or indirectly by the Corporation; or

(3) All of the following conditions have been met: (a)the Business Combination is a merger or consolidation, the consumation of which is proposed to take place within one year of the data of the transaction pursuant to which such person became a Related Parson and the cash or fair market value of the property, securities, or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and

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for stock splits, reverse stock splits, and stock dividends) paid    by the Related Person in acquiring any of its holdings of the corporation's Common Stock; (b) the consideration to be received by such holders is either cash or, i-.f the Related Person shall have acquired the majority of its holdings of the Corporation1 s Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; (c) after such Related Person has become a Related Person and before the consummation of such Business Combination: (i) except as approved by a majority of the "Continuing Directors'·,as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares of Preferred stock of the Corporation, (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Corporation's Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits, and stock dividends) except as approved by a majority of the Continuing Directors, (iii) such Related Person shall not have become the "Beneficial owner" (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days before the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

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Section 8.2.    For the purposes of this Article 8:

8.2.1. The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders), (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer, or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Parson, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person, (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing and (i) any agreement, contract, or arrangement providing for any of the transactions described in this definition of Business Combination.

8.2.2, The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately before the time that the Related Person became a Related Parson, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of continuing Directors then serving as members of the Board of Directors of the Corporation.

8.2.3, The term "Related Person" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined on June 1, 1987 in Rule 12b-2 under the
Exchange Act), is the "Beneficial owner" (as defined on June 1, 1987 in Rule l3d-3 under the Exchange Act) in the aggregate of l0% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

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8.2.4.     The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal year ending before the time the determination is being made.

8.2.5.     Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed beneficially owned by such parson.

8.2.6.     For the purposes of subparagraph (3) of Section 8.1, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

8.2.7.     The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

ARTICLE 9

At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single candidate or may distribute them among the number to be elected, or for any two or more of them as he may see fit.
ARTICLE 10

Meetings of stockholders may be held within or without the state of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 11
To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be
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amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further reducing or eliminating the personal liability of directors, then the liability of the directors of the Corporation should be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law as so amended.Neither any amendment nor repeal of this Article 11, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE 12

The provisions set forth in this Article 12 and in Article 8 (dealing with the 75% vote of stockholders required for Certain Business Combinations) and Article 11 (dealing with liability of directors) herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article 12 as one class.    Amendment to the provisions set forth in this Article 12 and in Article 8 shall also require the affirmative vote of 66-2/3% of such total voting power excluding the vote of shares owned by a "Related Person" (as defined in Article 8). The voting requirements contained in Article 8 and this Article12 shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation, or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

ARTICLE 13

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provision set forth in Articles 8, ll, and this Article 13 may not be repealed or amended in any respect unless such repeal or amendment is approved in Article 12 herein.

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ARTICLE 14

Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the Bylaws so require.

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I, THE UNDERSIGNED, this 11th day of June, 1987 being the sole incorporator of Integrated Device Technology-Delaware, Inc. for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereunto set my hand.

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877267076
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED DEVICE TECHNOLOGY-DELAWARE, INC.

Pursuant to Sections 242 and 245
of the General Corporation Law of the State of
Delaware

Integrated Device Technology-Delaware, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State Of Delaware (the "General Corporation Law") having filed its original certificate of Incorporation on June 10, 1987, does hereby certify as follows:

That the following resolutions amending and restating the Corporation's Certificate of Incorporation were duly adopted by the Corporation's Board of Directors and by the Corporation's sole stockholder in accordance with the provisions of Sections
242 and 245 of the General Corporation Law by written consent of the Board of Directors and sole stockholder given in accordance with Sections 141 and 228, respectively, of the General Corporation Law:

"NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

ARTICLE 1

The name of the corporation is Integrated Device
Technology, Inc. (the "Corporation").

ARTICLE 2

The address of the Corporation's registered office in the State of Delaware is Corporation True': Center, 1209 0range Street, in the City of Wilmington, County of New Castle, zip code 19801.     The name of its registered agent at such address is The Corporation Trust Company.

1396I

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General corporation Law of Delaware.

ARTICLE 4

Section 4.1.    This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock."    The total number of shares which this corporation shall have authority to issue is Forty-Five Million (45,000,000), of which Forty Million (40,000,000) shall be Common Stock with a par value of $.001 per share and Five Million (5,000,000) shall be Preferred Stock with a par value of $.001 per share.

Section 4.2.    The shares of Preferred Stock may be issued from time to time in one or more series.The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights and, if so, the terms of such voting rights;

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(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per s are payable in case of redemption, which amount
may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) Any other relative or participating rights, preferences and limitations of that series.

ARTICLE 5

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

ARTICLE 6

Section 6.1. The affirmative vote of the holders of not less than 75% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66-2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the

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affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and further provided that the 75% and 66-2/3% voting requirement shall not be applicable if the Business Combination is a merger or consolidation and the cash or fair market value of the property, securities, or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits, and stock dividends) paid by the Related Person in acquiring any of its holdings of the Corporation's Common stock within the two years prior to the effective date of the Business Combination.

Section 6.2.     For the purposes of this Article 6:

6.2.1.     The term "Business Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders), (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the corporation, (d) any sale lease, exchange, transfer, or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, (g) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing, and (h) any agreement, contract, or arrangement providing for any of the transactions described in this definition of Business Combination.

6.2.2.     The term "Related Person" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined on September 1, 1987 in Rule 12b-2

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under the securities Exchange Act of 1934), is the "Beneficial owner" (as defined on September 1, 1987 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

6.2.3.    The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal year ending before the time the determination is being made,

6.2.4. Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed beneficially owned by such person.

6.2.5.     For the purposes of Section 6.1, the term "other consideration to be received" shall include, without limitation, Common stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

6.2.6.     The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

ARTICLE 7

Section 7.1.    The initial directors of the Corporation shall serve for a term ending on the date of the annual meeting held during the calendar year 1987.    Thereafter, the directors shall be divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3), the extra director shall be a member of Class III, and if the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. After division of the Board of Directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the director initially elected to Class I shall serve for a term

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ending on the date of the annual meeting held during the calendar year 1988, the director initially elected to Class II shall serve for a term ending on the date of the annual meeting held during the calendar year 1989, and the directors initially appointed to Class III shall serve for a term ending on the date of the annual meeting held during the calendar year 1990, in each case until their successors are duly elected and qualified. At the annual meeting held during the calendar year
1987, directors will be elected for each of Classes I, II, and III.    Thereafter, one class of the directors shall be elected at each annual meeting of stockholders.    If any such meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose.Directors who are also employees of the Corporation must resign from the Board of Directors when they leave the employ of the Corporation.    No reduction of the authorized number of directors shall have the effect of removing any director before the director's term of office expires or his prior death, resignation, or removal.The newly eliminated directorships resulting from such decrease shall be apportioned by the Board of Directors such that each class of directors most nearly contains one-third of the entire number of members of the whole Board.In the case of any increase in the number of directors, such additional director or directors shall be proposed for election to terms of office that will most nearly result in each class of directors containing one-third of the entire number of members of the whole Board. In filling vacancies in the Board of Directors occurring otherwise than by expiration of a term of office, a successor shall be elected for the unexpired term. In the case of any vacancy in the Board of Directors, however created, including a newly created directorship, the vacancy or vacancies shall be filled by majority vote of the directors remaining in the class in which the vacancy occurs or, if only one such director remains, by such director, or if no such director remains, by majority vote of the directors remaining in all classes.    In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein.

Section 7.2. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single candidate or may distribute them among the number to be elected, or for any two or more of them as he may see fit.

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Section 7.3.     Any director or the entire Board of Directors may be removed from office, (a) with cause by the holders of a majority of shares then entitled to vote at an election of directors or (b) without cause, by the affirmative vote of the holders of not less than 66-2/3% of shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election at which the entire number of directors authorized at the time of the directors’ most recent election were then being elected, or if there are classes of directors, at an election of the class of directors of which he is a part.

ARTICLE 8

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 9

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.    Neither any amendment nor repeal of this Article 9,
nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article 9, shall eliminate or reduce the effect of this Article 9 in respect of any matte r occurring, or any cause of action, suit, or claim that, but for this Article 9, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

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ARTICLE 10

Section 10.1.     The provisions sat forth in Article 6 (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of not less than 66-2/3% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article10 as one class. If shares of the Corporation's stock are held by one or more Related Persons (as defined in Article 6), amendment to the provisions set forth in Article 6 shall require the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article 10 as one class, which vote shall also include the affirmative vote of 66-2/3% of such total voting power excluding the vote of shares owned by a Related Person.    This Section 10.1 may not be repealed or amended in any respect unless such repeal or amendment is approved in the manner provided for a repeal or amendment of Article 6 herein.

Section 10.2.     The provisions set forth in Article 9 (dealing with liability of directors) herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article 10 as one class. This Section 10.2 may not be repealed or amended in any respect unless such repeal or amendment is approved in the manner provided for a repeal or amendment of Article 9 herein.

Section 10.3.     The voting requirements contained in Article 6 and this Article 10 shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation, or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

ARTICLE 11

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the

-8-     071387/1396I

foregoing, the provisions set forth in Article 5, Article 9, Article 10, and this Article 11 may not be repealed or amended in any respect unless such repeal or amendment is approved in the manner provided in Article 10 herein.

ARTICLE 12

Elections for directors need not be by written ballot.

RESOLVED FURTHER, that the foregoing Restated Certificate of Incorporation is hereby approved and adopted."

IN WITNESS WHEREOF, Integrated Device Technology Delaware, Inc. has caused this certificate to be signed by D. John Carey, its Chief Executive Officer, and attested to by Jay R. Zerfoss, its Secretary, this 23rd day of September, 1987.

INTEGRATED DEVICE TECHNOLOGY DELAWARE, INC.

-9-     07l387/l396I

877267075
CERTIFICATE OF MERGER
OF
INTEGRATED DEVICE TECHNOLOGY, INC.

            (a California corporation)

into
INTEGRATED DEVICE TECHNOLOGY,INC.
(a Delaware corporation)

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST:    That the name and state of incorporation of

each of the constituent corporations of the merger is as follows:

NAME                        STATE OF INCQRPORATION

Integrated Device                California
Technology, Inc.

Integrated Device                Delaware
Technology, Inc.
SECOND:    That a plan of merger, contained in an instrument entitled "Agreement and Plan of Merger," dated as of September 23, 1987, between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware and that the effective time of the merger shall be 11:59 a.m., Eastern Daylight Standard Time, on September 24, 1987, or as soon thereafter as possible.

-1-    0647i/092287

THIRD:    The name of the surviving corporation of the merger is Integrated Device Technology, lnc., a Delaware corporation.

FOURTH:    That the Restated Certificate of Incorporation of Integrated Device Technology, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.
FIFTH:    That the executed agreement of merger, contained in the Agreement and Plan of Merger, dated as of September 3, 1987, is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 3236 Scott Boulevard, Santa Clara, California 95054.

SIXTH:    That a copy of the agreement of merger, contained in the Agreement and Plan of Merger, dated as of September 23, 1987, will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH:    The authorized capital stock of Integrated Device Technology, is 5,000,000 shares of undesignated Preferred Stock, $.001 par value, and 40,000,000 shares of Common stock, $.001 par value.

-2-     0647i/092287

INTEGRATED
a Delaware

By:

ATTES:

By:

-3-                06471/092287

Certificate of Merger of the    INTEGRATED DEVICE TECHNOLOGY, INC.

a corporation organized and existing under the laws of the State of     California

merging with and into the    INTEGRATED DEVICE TECHNOLCGY, INC.

a corporation     organized and existing under the 1aws of the State of     Delaware

under the name of     " INTEGRATED DEVICE TECHNOLOGY, INC."

as received and filed in this office the    twenty-fourth    day of     September

A.D.    0 1987     at     10:01    o'clock    AM.

And I do hereby further certify that the aforesaid Corporation shall be governed by

the laws of the State of     Delaware.

883356065    FILED

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
INTEGRATED DEVICE TECHNOLOGY, INC.

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

We, D. John carey, Chairman of the Board and Chief Executive Officer, and Jay R. Zerfoss, Vice President, Finance, and Secretary, of Integrated Device Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That, pursuant to the authority conferred upon the
Board of Directors by the Restated Certificate of Incorporation of said Corporation, the said Board of Directors on December 20,1988, adopted the following resolutions creating a series of 650,000 shares of Preferred Stock, par value $.001 per share, classified as Series A Junior Participating Preferred Stock:
RESOLVED, that, pursuant to the authority vested in the

Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and is hereby created, and that the designation and amount thereof and the relative rights, preferences and limitations thereof are as follows:

- 1 -     0795i/121988

Section 1.    Designation and Amount.     The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred stock"), and the number of shares initially constituting such series shall be 650,000, which number of shares may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.
Section 2.    Dividends and Distributions.     Subject to the prior and superior rights of the holders of any shares of any classes or series of preferred stock which are or may from time to time be ranking prior and superior to the shares of Series A Preferred stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first

Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or

- 2 -    0795i/121988

other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.    If on any Quarterly Dividend Payment Date the Corporation's Restated Certificate of Incorporation shall limit the amount of dividends which may be paid on the Series A Preferred Stock to an amount less than that provided above, such dividends will be paid in the maximum permissible amount and the shortfall from the amount provided above shall accrue and be a cumulative dividend requirement and be carried forward to subsequent Quarterly Dividend Payment Dates.
In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common stock (by reclassification or otherwise than by payment of a dividend in shares of Common stock) into a greater or lesser number of shares of Common stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the second preceding sentence shall be

- 3 -    0795i/121988

adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
When, as and if the Corporation shall declare a dividend or distribution on the Common stock, (other than a dividend payable in shares of Common stock), the Corporation shall at the same time declare a dividend or distribution on the Series A Preferred Stock as provided in this Section 2 and no such dividend or distribution on the Common stock shall be paid or set aside for payment on the Common Stock unless such dividend or distribution on the Series A Preferred Stock shall be simultaneously paid or set aside for payment; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared by the Board of Directors, on such subsequent Quarterly Dividend Payment Date.
Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date

- 4 -     0795i/121988

after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.    Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the relevant Quarterly Dividend Payment Date.

Section 3.    Voting Rights.     The holders of shares of Series A Preferred Stock shall have the following voting rights: (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.    In the event the Corporation shall at any time (i) declare or pay any dividend or make any distribution on Common stock payable in shares of Common Stock, (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by

- 5 -    0795i/121988

reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock or (iii) increase by 20% or more, other than through the methods referred to in subclauses (i) and (ii)
above, the shares of Common Stock outstanding on the date hereof
(adjusted for any stock dividend, subdivision or combination to which subclauses (i) and (ii) above apply), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred stock, the holders of shares of Common Stock and the holders of any other capital stock of the corporation at the time entitled thereto shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation and notwithstanding that the holders of Series A Preferred Stock, voting as a class, may be entitled to elect two directors as hereinafter provided, they shall be entitled to participate with the Common Stock (or any other capital stock as aforesaid), in the election of any other directors.

- 6 -     0795i/121988

(c) In case at any time six or more full quarterly dividends (whether consecutive or not) on the Series A Preferred Stock shall be in arrears, then during the period (hereinafter in this Section 3(c) called the "Voting Period") commencing with such time and ending with the time when all arrears in dividends on the Series A Preferred Stock shall have been paid and the full dividend on the Series A Preferred Stock for the then current quarterly dividend period shall have been declared and paid or set aside for payments, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of Series A Preferred Stock present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of Series A Preferred Stock entitling the holder to one vote. Each of such two directors shall be elected to one of the three classes of directors so that the three classes shall be as equal in number as may be feasible and shall be elected to hold office for a term expiring at the earlier of (i) the expiration of the term of the class to which he is elected or (ii) the end of the Voting Period.    At no time shall the Board of Directors have more than two directors elected solely by the holders of the Series A Preferred Stock.

- 7 -     0795i/121988

Any director who shall have been elected by holders of Series A Preferred Stock or by any director so elected as herein contemplated, may be removed at any time during a Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series A Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Series A Preferred Stock present in person or represented by proxy at such meeting.     Any director to be elected by the Board of Directors of the Corporation to replace a director elected by holders of Series A Preferred Stock or elected by a director as in this sentence provided shall be elected by the remaining director theretofore elected by the holders of Series A Preferred Stock. At the end of the Voting Period the holders of Series A Preferred Stock shall be automatically divested of all voting power vested in them under this Section 3(c) but subject always to the subsequent vesting hereunder of voting power in the holders of Series A Preferred Stock in the event of any similar default or defaults thereafter.

(d) Except as otherwise set forth herein, holders of series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or holders of any other class of capital stock as set forth herein) for taking any corporate action.

- 8 -     0795i/121988

Section 4.    Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distructions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make
any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the the total amounts to which the holders of all such shares are then entitled;

(iii) except as permitted by subparagraph
(iv) of this section 4(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution

- 9 -     0795i/121988

or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any class of stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred stock; or
(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of all such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, provided that the Corporation may at any time purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A
Preferred stock.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless

- 10 -     0795i/121988

the corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire shares at such time and in such manner.

(c) The Corporation shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of December 20, 1988 between the Corporation and The First National Bank of Boston, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in this certificate of Designation shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to or different from those of the Series A Preferred Stock.
Section 5.    Reacquired Shares.    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.    All such shares shall upon their cancellation without designation as to series become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

- 11 -    0795i/l21988

Section 6.    Liquidation. Dissolution or Winding Up.

Upon any voluntary liquidation, dissolution or winding up of the

Corporation, no distribution shall be made:

(1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless prior thereto, the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, an aggregate amount equal to (a) $5.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (b) if greater, an aggregate amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount to be distributed per share to holders of
Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up, disregarding for this purpose the amounts referred to in clause (1)(b) of this Section 6.

- 12 -     0795i/121988

In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7.    Consolidation. Merger. Etc.     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case proper provision shall be made so that the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or

- 13 -     0795i/121988

for which each share of Common Stock is changed or exchanged. The Corporation shall not consummate any such consolidation, merger, combination or other transaction unless prior thereto the Corporation and the other party or parties to such transaction shall have so provided in any agreement related thereto. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.     No Redemption.    The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, this Certificate of Designation and the Restated Certificate of Incorporation of the Corporation, as from time to time amended.

- 14 -     0795i/121988

Section 9.     Amendment.    The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred stock, voting together as a single class.
Section 10.     Ranking.    The Series A Preferred Stock shall rank junior to all other classes and series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 20th day of December, 1988.

[Seal]

INTEGRATED DEVICE TECHNOLOGY, INC.,
a Delaware corporation
By: /s/ D. John Carey
Title:CEO
Attest:/s/ Jack Menache, Secretary

- 15 -                 0795i/121988

8883570696
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED DEVICE TECHNOLOGY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware
__________________________________________________

Integrated Device Technology, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law") having filed its original certificate of Incorporation on June 10, 1987, does hereby certify as follows:

That the following resolution amending the corporation's Certificate of Incorporation was duly adopted by the Corporation's Board of Directors and by the Corporation's stockholders in accordance with the provisions of Section 242 of the General corporation Law at a special meeting of the Board of Directors and at an annual meeting of the stockholders given in accordance with Sections 141 and 211, respectively, of the General Corporation Law:

"NOW, THEREFORE, BE IT RESOLVED, that Article 4, Section 4.1 of the Restated Certificate of Incorporation of the Corporation be amended in its entirety as follows:

ARTICLE 4

Section 4.1.     This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation shall have authority to issue is Seventy Million (70,000,000), of which Sixty-Five Million (65,000,000) shall be Common Stock with a par value of $.001 per share and Five Million (5,000,000) shall be Preferred Stock with a par value of $.001 per share.

IN WITNESS WHEREOF, Integrated Device Technology, Inc. has caused this Certificate to be signed by D. John Carey, its Chief Executive Officer, and attested to by Jay R. Zerfoss, its Secretary, this 20th day of December 1988.

INTEGRATED DEVICE
TECHNOLOGY, INC.

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 02:00 PM 08/24/1995
950193227 - 2128846
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED DEVICE TECHNOLOGY, INC.

Integrated Device Technology, Inc., a Delaware corporation, does hereby certify that the following amendment to the corporation's Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:
Article 4, Section 4.1 of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

Section 4.1     This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock." The total number of shares which this corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), of which Two Hundred Million (200,000,000) shall be Common Stock with a par value of $.001 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share.

IN WITNESS WHEREOF, said corporation has caused this Certificate of
Amendment to be signed and attested by its duly authorized officers this 24th day of August,
1995.

19115..()()()()4!347224.1

CERTIFICATE OF ELIMINATIONS
OF
SERIES A JUNIOR PARTICIPATING
PREFERRED STOCK
OF
INTEGRATED DEVICE TECHNOLOGY, INC.
(Pursuant to Section 15l(g)
of the Delaware General Corporation Law)

Integrated Device Technology, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151(g) of the Delaware General Corporation Law at a meeting duly called and held on December 8, 1998:

RESOLVED, that because no shares of the Series A Junior Participating Preferred Stock designated by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 21, 1988 are outstanding because none were issued, and that none will be issued subject to such Certificate of
Designations, pursuant to Section 151(g) of the Delaware General Corporation Law the Corporation hereby eliminates from the Corporation's Certificate of Incorporation all matters set forth in such Certificate of Designations with respect to such series of stock.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Eliminations to be executed by its duly authorized officer this 17th day of December, 1998.

INTEGRATED DEVICE TECHNOLOGY,INC.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 09:00 AM 12/21/1998
981493603 - 2128846

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 09:00 AM 12/22/1998
981495915 - 2128846

FORM

of

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

INTEGRATED DEVICE TECHNOLOGY, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)
-------------------------------------------------

Integrated Device Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on December 8, 1998:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") hereby creates a series of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Desjgnation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred -Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.     Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

19115100510/819809

Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock. in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 1 00 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata·on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.     Voting Rjghts. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time

19115/00S 10/i 19809

declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.     Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears m proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

J911S/OOS10/819809

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.     Liquidation Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock, the amount of $1.00 per share for each share of Series A Preferred Stock then held by them. Thereafter, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) If the assets of the Corporation legally available for distribution to the holders of shares of Series A Preferred Stock upon liquidation, dissolution or winding up of the Corporation are insufficient to pay the full preferential amount set forth in the first sentence of paragraph (A) above, then the entire assets of the Corporation legally available for distribution to the holders of Series A Preferred Stock shall be distributed among such holders in proportion to the shares of Series A Preferred Stock then held by them.

(C) The foregoing rights upon liquidation, dissolution or winding up provided to the holders of Series A Preferred Stock shall be subject to the rights of the holders of any other series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock upon liquidation, dissolution or winding up.

Section 7. Consolidation Merger etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare

19115/005 I 0/819809

or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. redeemable.

No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the
Corporation by its Vice President and Secretary this 17th day of December, 1998.

INTEGRATED DEVICE TECHNOLOGY, INC.

OCT 30 '00 03:49 M

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
INTEGRATED DEVICE TECHNOLOGY, lNC.

Integrated Device Technology, Inc. a Delaware corporation, does hereby certify that the following amendment to the corporation's Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

Article 4, Section 4.1 of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

Section 4.1     This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Three Hundred Sixty Million (360,000,000), of which Three Hundred Fifty Million (350,000,000) shall be Common Stock with a par value of $.001 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 22nd day of September, 2000.

INTEGRATED DEVICE TECHNOLOGY,lNC.

/S/Jerry G. Taylor, President and CEO

ATTEST:

/S/Jerry G. Fielder, Secretary
Jerry G. Fielder, Secretary

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 04:30 PM 10/30/2000
001546773 - 2128846

State of Delaware Secretazy of State Division ofCorporations
Delivered 10:26 AM 11/05/2007
FILED 10:08 AM 11/05/2007
SRV 071187783 - 2128846 FILE

CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF INTEGRATED DEVICE TECHNOLOGY, INC.

Integrated Device Technology, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

1 The name of the Corporation is Integrated Device Technology, Inc and the date on which the Restated Certificate of Incorporation of the Corporation was filed with the Secretary ot State of the State of Delaware was September 24, 1987

2 This Certificate of Amendment has been duly adopted and approved by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law (the "DGCL")

3. This Certificate of Amendment has been duly adopted and approved by the stockholders of the Corporation, acting in accordance with the provisions of Sections 228 and
242 of the DGCL

4 Section 7.1 of Article 7 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

"Section 7.1. Each director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected until his or her successor is duly elected and qualified    All directors shall be elected at each annual meeting of stockholders. If any such meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose No reduction of the authorized number of directors shall have the effect of removing any director before the director's term of office expires or his prior death, resignation, or removal    In filling vacancies in the Board of Directors occuning otherwise than by expiration of a term of office, a successor shall be elected for the unexpired term    In the case of any vacancy in the Board of Directors, however created, including a newly created directorship, the vacancy or vacancies shall be filled by majority vote of the directors remaining In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled as provided herein "

****

5     All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect

IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 1st day of
November, 2007.

INTEGRATED DEVICE TECHNOLOGY, INC.